Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated as of September 25, 2026, by and between Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned holder (the “Holder”).

WHEREAS, the Holder beneficially owns and holds a Series C-1 Senior Convertible Note of the Company in the original principal amount of $[●], of which $[●] in principal amount remains outstanding as of the date hereof (the “Original Securities”), which are convertible into a certain aggregate number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”);

WHEREAS, the Holder desires to exchange (the “Exchange”) the Original Securities for a newly issued Series D Senior Convertible Note in the original principal amount of $[●], substantially in the form attached as Exhibit A hereto (the “Exchanged Note”), which Exchange Note shall be convertible into shares of Common Stock on the terms set forth therein (the “Conversion Shares” and together with the Exchanged Note, the “Exchanged Securities”), and the Company desires to issue the Exchanged Securities in exchange for the Original Securities, all on the terms and conditions set forth in this Agreement in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, upon the consummation of the transactions contemplated hereby, the Holder shall no longer own the Original Securities, and the Company shall cancel the note and/or other physical documents evidencing the Original Securities.

WHEREAS, concurrently herewith, the Company shall implement transactions identical, in all material respects, to this Agreement with respect to other outstanding Series C-1 Senior Convertible Note of the Company (the “Other Securities”, and the Series D Senior Convertible Notes issued in exchange therefor, the “Other Exchanged Notes” and together with the Exchanged Note, the “Exchanged Notes”) that are currently outstanding and held by other investors (the “Other Holders”, and together with the Holder, the “Holders”), as applicable, by entering into agreements (the “Other Exchange Agreements”) in the same form as this Agreement (other than proportional changes based upon the difference in aggregate amounts outstanding and number of Other Securities and the payment of legal expenses with respect hereto).

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Holder hereby agree as follows:

Section 1. Exchange. Subject to and upon the terms and conditions set forth in this Agreement, the Holder agrees to surrender to the Company the Original Securities without the payment of any other consideration by such Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the Exchanged Note and, in exchange therefor, the Company shall issue to the Holder the Exchanged Note. The original principal amount of the Exchanged Note shall equal the sum of (a) the aggregate principal amount of the Original Securities outstanding immediately prior to the Closing and (b) all interest accrued and unpaid on the Original Securities from and including September 1, 2026 through and including the Closing Date (the “Accrued Interest Amount”), which sum is set forth on the face of the Exchanged Note as the Original Principal Amount.

1.1 Closing. On the Closing Date (as defined below), the Company will issue the Exchanged Note to the Holder, or in the name of a custodian or nominee of the Holder, or as otherwise requested by the Holder in writing, and the Original Securities will be deemed to have been surrendered by the Holder to the Company for cancellation. The closing of the Exchange shall occur on date hereof (the “Closing Date”), subject to the provisions of Section 4 and Section 5 herein.

1.2 Section 3(a)(9). Assuming the accuracy of the representations and warranties of each of the Company and the Holder as set forth in Sections 2 and 3 of this Agreement, the parties acknowledge and agree that the purpose of such representations and warranties is, among other things, to ensure that the Exchange qualifies as an exchange of securities under Section 3(a)(9) of the Securities Act.

1.3 Holding Period and Tacking. The Company represents, warrants and agrees that for the purposes of Rule 144 promulgated under the Securities Act (“Rule 144”), the holding period of the Holder will include the holding period of the Original Securities which began on April 1, 2026, the date that the Original Securities were issued. The Company agrees not to take a position contrary to this Section 1.3 in any document, statement, setting, or situation. The Company acknowledges and understands that the representations and agreements of the Company in this Section 1.3 are a material inducement to the Holder’s decision to consummate the transactions contemplated herein.

1.4 Transfer Agent Instructions; Unrestricted Securities. The Company represents and warrants that the Original Securities were issued pursuant to the Company’s prospectus supplement dated as of April 1, 2026 filed pursuant to Rule 424(b)(5) promulgated under the Securities Act, which prospectus supplement forms a part of the Registration Statement on Form S-3 (File No. 333-275843), and were not “restricted securities” within the meaning of Rule 144(a)(3). Accordingly, the Company represents, warrants and agrees that neither the Exchanged Note nor the Conversion Shares are or will be “restricted securities,” and that the Exchanged Note and the Conversion Shares shall be issued and delivered free of any restrictive legend or stop-transfer instruction. On or prior to the Closing Date, the Company shall deliver to its transfer agent irrevocable instructions, in form and substance reasonably acceptable to the Holder (the “Irrevocable Transfer Agent Instructions”), to issue the Conversion Shares in book-entry form without restrictive legend to or upon the order of the Holder and to credit such shares to the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit/Withdrawal at Custodian system. The Company agrees not to take a position contrary to this Section 1.4 in any document, statement, setting or situation.

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1.5 Continuation of Covenants; Bring-Down.

(a) The representations and warranties of the Company set forth in that certain Securities Purchase Agreement, dated as of April 1, 2026 by and among the Company and the investors signatory thereto (the “Securities Purchase Agreement”) are hereby remade by the Company as of the Closing Date with respect to the Exchange and the transactions contemplated hereby, mutatis mutandis, as if made on and as of such date (except for any representation or warranty that speaks as of a specified date, which is remade as of such date), in each case as qualified by the SEC Reports (as defined below) and Schedule 2.17.

(b) The covenants and agreements of the Company set forth in Section 4 of the Securities Purchase Agreement shall survive the Exchange, shall remain in full force and effect, and shall apply to the Exchanged Note and the Conversion Shares as though the Exchanged Note were a “Note” and the Conversion Shares were “Conversion Shares” thereunder.

(c) For the avoidance of doubt, nothing in this Section 1.5 shall be construed to remake, continue or extend any representation, warranty, covenant or agreement set forth in the Securities Purchase Agreement to apply to the Holder, and the Holder’s representations and warranties are limited to those set forth in Section 3 hereof.

1.6 No Waiver of Accrued Amounts. The Company acknowledges and agrees that the Accrued Interest Amount is due and owing to the Holder in respect of the Original Securities as of the Closing Date, that such amount is included in the Original Principal Amount of the Exchanged Note, and that no portion thereof is or shall be deemed waived, released, discharged or cancelled by reason of the surrender and cancellation of the Original Securities pursuant to this Agreement.

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

2.1 Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company, nor any subsidiary of the Company as set forth in the SEC Reports (a “Subsidiary”) is in violation or default of any of the provisions of its respective certificate or certificates of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole (a “Material Adverse Effect”).

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2.2 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3 Issuance of Exchanged Securities. The Exchanged Securities have been duly authorized and, when issued in accordance with the terms of this Agreement, the Exchanged Note will be validly issued and will constitute the valid and binding obligation of the Company, enforceable against it in accordance with its terms, free and clear of any liens or other encumbrances (collectively, “Liens”). The Conversion Shares, when issued in accordance with the terms of the Exchanged Note, will be validly issued, fully paid and nonassessable shares of Common Stock. Upon issuance in accordance herewith and in accordance with the Exchanged Note, as applicable, the issuance by the Company of the Exchanged Note is, and the issuance by the Company of the Conversion Shares will be, exempt from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act.

2.4 No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance of the Exchanged Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents.

2.5 Acknowledgment Regarding the Exchange. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length third party with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges the Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Holder or any of its representatives or agents in connection with this Agreement is merely incidental to the Exchange.

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2.6 No Commission; No Other Consideration. The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Exchange. The Exchanged Securities are being conveyed exclusively for the exchange of the Original Securities and no other consideration has been or will be paid for the Exchanged Securities.

2.7 3(a)(9) Representation. The Company has not, nor has any Person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Exchange and the issuance of the Exchanged Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the Exchanged Securities to the Holder pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the Exchange, issuance and delivery of the Exchanged Securities to be integrated with other offerings to the effect that the delivery of the Exchanged Securities to the Holder would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act. As used in this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

2.8 No Third-Party Advisors. Other than legal counsel, the Company has not engaged any third parties to assist in the solicitation or transaction with respect to the Exchange.

2.9 SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

2.10 [Reserved.].

2.11 Filings, Consents and Approvals. Other than pursuant to the terms of the warrants to purchase shares of Common Stock issued by the Company on June 8, 2026, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement.

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2.12 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 405,000,000 shares of capital stock consisting of 400,000,000 shares of Common Stock, and 5,000,000 shares of undesignated preferred stock, par value $0.001 per share. As of the date hereof, the Company has (i) 9,094,159 shares of Common Stock issued and outstanding, (ii) no shares of preferred stock are issued and outstanding, (iii) warrants to purchase 833,333 shares of Common Stock, and (iv) securities issued by the Company that are convertible into 648,462 shares of Common Stock. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Convertible Securities of the Company. The issuance of the Exchanged Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the holder thereof) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance of the Exchanged Securities. There are no stockholders’ agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. As used herein, “Convertible Security” means any stock or other security (other than options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

2.13 Shell Company Status. The Company is not currently, and within the past three years has not been, an issuer identified in Rule 144(i)(1) under the Securities Act.

2.14 DTC Eligibility. The Company, through its transfer agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and shares of Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

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2.15 Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Securities and Exchange Commission (the “Commission”), (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Exchanged Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made, which for purposes of this Agreement, Trading Day shall refer to any day on which the NYSE American (the “Principal Market”) is open for trading business. As used in this Agreement, “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

2.16 Litigation. Other than as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

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2.17 Compliance. Except as set forth in the SEC Reports and on Schedule 2.17, neither the Company nor any Subsidiary: (i) is in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a material default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in material default under or that it is in material violation of, any indenture, loan or credit agreement or any other agreement or instrument set forth in the Company’s most recent Annual Report on Form 10-K to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in material violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) to its knowledge, is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.18 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.19 Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.20 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

2.21 No Integrated Offering. Assuming the accuracy of the Holder’s representations and warranties set forth in Section 3, neither the Company, nor any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Exchange to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of the Principal Market on which any of the securities of the Company are listed or designated.

2.22 Acknowledgment Regarding Holder’s Exchange of the Original Securities. The Company acknowledges and agrees that the Holder is acting solely in the capacity of an arm’s length party with respect to this Agreement and the transactions contemplated thereby.

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Section 3. Representations and Warranties of the Holder. The Holder represents and warrants to the Company that:

3.1 Ownership of the Original Securities. The Holder is the legal and beneficial owner of the Original Securities. The Holder paid for the Original Securities and has continuously held the Original Securities since its purchase. The Holder owns the Original Securities outright and free and clear of any Liens.

3.2 No Public Sale or Distribution. The Holder is acquiring the Exchanged Securities in the ordinary course of business for its own account and not with a view toward, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, the Holder does not agree to hold any of the Exchanged Securities, for any minimum or other specific term and reserves the right to dispose of the Exchanged Securities at any time in accordance with an exemption from the registration requirements of the Securities Act and applicable state securities laws. Except as contemplated herein, the Holder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute, or transfer any interest or grant participation rights in, the Exchanged Securities.

3.3 Accredited Investor and Affiliate Status. The Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. The Holder is not, and has not been, for a period of at least three months prior to the date of this Agreement (a) an officer or director of the Company, (b) an “affiliate” of the Company (as defined in Rule 144) or (c) a “beneficial owner” of more than ten percent (10%) of shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).

3.4 Reliance on Exemptions. The Holder understands that the Exchange is being made in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to complete the Exchange and to acquire the Exchanged Securities.

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3.5 Information. The Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the Exchange which have been requested by the Holder. The Holder has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein. The Holder acknowledges that all of the documents filed by the Company with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act that have been posted on the SEC’s EDGAR site are available to the Holder, and the Holder has not relied on any statement of the Company not contained in such documents in connection with the Holder’s decision to enter into this Agreement and the Exchange.

3.6 Risk. The Holder understands that its investment in the Exchanged Securities involves a high degree of risk. The Holder is able to bear the risk of an investment in the Exchanged Securities including, without limitation, the risk of total loss of its investment. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Exchange.

3.7 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement in connection with the Exchange or the fairness or suitability of the investment in the Exchanged Securities nor have such authorities passed upon or endorsed the merits of the Exchanged Securities.

3.8 Organization; Authority; Validity; Enforcement. The Holder is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Holder of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Holder. This Agreement has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby (including, without limitation, the irrevocable surrender of the Original Securities) will not result in a violation of the organizational documents of the Holder if the Holder is an entity.

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3.9 Prior Investment Experience. The Holder acknowledges that it has prior investment experience, including investment in securities of the type being exchanged, including the Original Securities and the Exchanged Securities, and has read all of the documents furnished or made available by the Company to it and is able to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

3.10 Tax Consequences. The Holder acknowledges that the Company has made no representation regarding the potential or actual tax consequences for the Holder which will result from entering into the Agreement and from consummation of the Exchange. The Holder acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Agreement and the Exchange.

3.11 No Registration, Review or Approval. The Holder acknowledges, understands and agrees that the Original Securities are being exchanged hereunder pursuant to an exemption from the registration requirements of the Securities Act under Section 3(a)(9) thereof.

Section 4. Conditions Precedent to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

4.1 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement; and

4.2 Representations. The accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Holder contained herein (unless as of a specific date referenced therein);

Section 5. Conditions Precedent to Obligations of the Holder. The obligation of the Holder to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’ sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

5.1 No Prohibition. No order of any court, arbitrator, or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Agreement;

5.2 Representations. The representations and warranties of the Company (i) shall be true and correct in all material respects when made and on the Closing Date (unless as of a specific date referenced therein) for such representations and warranties contained herein that are not qualified by “materiality” or “Material Adverse Effect” and (ii) shall be true and correct when made and on the Closing Date (unless as of a specific date referenced therein) for such representations and warranties contained herein that are qualified by “materiality” or “Material Adverse Effect”;

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5.3 Transfer Agent Instructions. The Company shall have delivered to its transfer agent the irrevocable transfer agent instructions contemplated by Section 1.4 hereof;

5.4 All Obligations. All obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

5.5 No Suspension. From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or any Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any trading market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Holder makes it impracticable or inadvisable to purchase the Exchanged Securities at the closing. As used herein, “Trading Market” shall mean the Nasdaq Capital Market, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, or the Nasdaq Global Market.

Section 6. Other Agreements between the Parties.

6.1 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the Exchange of the Original Securities in a manner that would require the registration under the Securities Act of the sale of the Exchanged Securities or that would be integrated with the offer of the Exchanged Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

6.2 Replacement of Securities. If any certificate or instrument evidencing the Exchanged Securities are mutilated, lost, stolen or destroyed, the Company shall convey or cause to be conveyed in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

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6.3 Fees. On the Closing Date, the Company shall reimburse the Holder in the amount of $35,000.00 for all reasonable fees, costs, and expenses, including attorneys’ fees and expenses, incurred by the Holder to date in connection with this Agreement.

6.4 Stockholder Approval. The Company shall provide each stockholder entitled to vote at a meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than sixty (60) calendar days after the Closing Date (the “Stockholder Meeting Deadline”), a proxy statement, in each case, in a form reasonably acceptable to the Holder and its counsel, at the expense of the Company, with the Company obligated to reimburse the expenses of the Holder’s counsel incurred in connection therewith. The proxy statement, if any, shall solicit each of the Company’s stockholders’ affirmative vote at the Stockholder Meeting for approval of a resolution providing for the approval of the issuance of all of the Exchanged Securities in compliance with the rules and regulations of the Principal Market, without regard to any limitations on conversion set forth in the Exchanged Note (such affirmative approval being referred to herein as the “Stockholder Approval”, and the date such Stockholder Approval is obtained, the “Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolution and to cause the board of directors of the Company to recommend to the stockholders that they approve such resolution. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained by such Stockholder Meeting Deadline, the Company shall adjourn and reconvene the Stockholder Meeting at least as often as every thirty (30) calendar days thereafter until such Stockholder Approval is obtained, but in no event later than the three hundred and sixty-fifth (365th) calendar day after the Closing Date. Notwithstanding the foregoing, if the Company is able to obtain the written consent of holders of a majority of the shares of its issued and outstanding Common Stock to obtain the Stockholder Approval (the “Stockholder Consent”), the Company may satisfy its obligations under this Section 6.4 by obtaining such consent and submitting for filing with the Commission a Preliminary Information Statement on Schedule 14C no later than ten (10) calendar days following the Closing Date, followed by a Definitive Information Statement on Schedule 14C no later than the timeline for such filing prescribed by the Exchange Act; provided however, that if the Company receives a notification from the Principal Market that the Stockholder Consent must be modified, then the Company shall use its best efforts to provide a new Stockholder Consent.

6.5 No Group. The Holder is not under common control with or acting in concert with any Other Holder of securities issued pursuant to the Securities Purchase Agreement and is not part of a “group” for purposes of the Exchange Act in connection with the transactions contemplated by this Agreement. The Company acknowledges and agrees that (i) the Company has not been advised, and does not believe, that the Holder is acting in concert or as part of a “group” (within the meaning of Section 13(d) of the Exchange Act and Rule 13d-5 thereunder) with any Other Holder; (ii) the entry by the Holder and any Other Holder into any Exchange Agreement or Other Exchange Agreements, and the allocation of the Exchange Cap (as defined in the Exchanged Note) among Holders, on a pro rata basis, shall not be deemed to constitute concerted action or the formation of a “group”; and (iii) the Company shall not take any position to the contrary in any filing, statement, announcement or proceeding.

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6.6 Issuance Capacity. The Company hereby covenants and agrees that, as of the date hereof, the Company has the ability to issue up to such aggregate number of Conversion Shares to the Holders equal to 19.99% of its outstanding shares of Common Stock in compliance with the applicable rules and regulations of the Principal Market without obtaining any stockholder approval. The Company further covenants and agrees that the limitation is reserved exclusively for issuances contemplated under this Agreement (and the Other Exchange Agreements) and shall not be reduced, diminished, consumed, or otherwise encumbered by any other issuance of Common Stock or securities convertible into or exercisable for Common Stock by the Company, whether pursuant to any at-the-market offering program, equity line of credit facility, registered direct offering, shelf takedown, or any other registered or exempt offering, private placement, equity compensation plan, or other transaction, in each case, whether existing as of the date hereof or entered into after the date hereof.

6.7 Waivers. In connection with the Exchange, the Holder acknowledges and agrees that it has waived the defaults listed on Schedule 2.17 under the Original Securities. With respect to the Exchanged Note, the Holder waives compliance with Section 4(a)(xvii) thereof from the Closing Date through and including December 31, 2026, after which date Section 4(a)(xvii) shall apply in full without further action by any Person; and the parties acknowledge that Section 4(a)(xvi) of the Original Securities has been deleted from the Exchanged Note. For the avoidance of doubt, (i) all Interest accrued at the Default Rate on the Original Securities from and including August 14, 2026 through and including the Closing Date is included in the Accrued Interest Amount and is not waived, released or reduced, and (ii) interest shall cease to accrue at the Default Rate as of the Closing Date with respect to the defaults listed on Schedule 2.17, provided that if any failure to comply with Section 4(a)(xvii) of the Exchanged Note exists or is continuing after December 31, 2026, Interest shall accrue at the Default Rate from and after such date until cured or waived in writing. The waiver contemplated by this Section 6.7 constitutes a one-time waiver and is limited to the matters expressly waived herein and should not be construed as an indication that the Holder would be willing to agree to any future modifications to, consent of, or waiver of any of the terms of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may exist or occur thereunder.

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Section 7. Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder or to enforce a judgment or other court ruling in favor of such Holder. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

For purposes of this Agreement, “Transaction Documents” means, collectively, this Agreement, the Other Exchange Agreements, the Exchanged Notes, the Irrevocable Transfer Agent Instructions, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 8. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that an electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not an electronic signature.

Section 9. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 10. Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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Section 11. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 12. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Holder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 13. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by email; or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The addresses and email addresses for such communications shall be:

If to the Company:

Ocean Power Technologies, Inc.

28 Engelhard Drive, Suite B

Monroe Township, New Jersey 08831

Telephone: (609) 730-0400

Attention: Robert Powers, Chief Financial Officer

E-Mail: rpowers@oceanpowertech.com

If to the Holder:

to the address set forth on its signature block.

or to such other address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

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Section 14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exchanged Securities. Subject to its compliance with applicable federal and state securities laws, the Holder may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be the Holder hereunder with respect to such assigned rights.

Section 15. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 16. Survival of Representations. The representations and warranties of the Company and the Holder contained in Sections 2 and 3, respectively, will survive the closing of the transactions contemplated by this Agreement.

Section 17. Disclosure. The Company shall, on or before 9:30 a.m., New York City time, on the date of this Agreement (provided that if this Agreement is executed after 9:30 a.m., New York City time, then the business day following the date of this Agreement) file with the Commission a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and any other material non-public information provided to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents (the “Public Disclosure”). From and after the filing of the Public Disclosure, the Holder shall not be in possession of any material, non-public information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the Public Disclosure. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, non-public information regarding the Company from and after the filing of the Public Disclosure without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation, provided that the Company shall promptly notify the Holder of such requirement, to the extent permitted by applicable law, so that the Holder may seek a protective order or other appropriate remedy prior to such disclosure. In addition, effective upon the filing of the Public Disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

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Section 18. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 19. Maximum Payments. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by the Holder, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to the Holder, or collection by the Holder pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Holder, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Holder, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Holder under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Holder under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

Section 20. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Exchange Agreement. Nothing contained herein or in any Other Exchange Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Exchange Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Exchange Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

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Section 21. Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any Person with respect to any amendment, modification, waiver or exchange of any Series C-1 Convertible Note, including, without limitation with respect to any consent, release, amendment, settlement, or waiver relating thereto (each, a “Settlement Document”), is or will be more favorable to such Person (other than any reimbursement of legal fees) than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this Section 21 shall apply similarly and equally to each Settlement Document.

Section 22. Reservation of Shares. So long as any of the Exchange Notes remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 110% of the maximum number of shares of Common Stock issuable upon conversion of all the Exchanged Notes then outstanding (assuming for purposes hereof that (x) the Exchanged Notes are convertible at the Alternate Conversion Price assuming an Alternate Conversion Date as of such applicable date of determination, (y) interest on the Exchanged Notes shall accrue through the Maturity Date (as defined in the Exchanged Notes) and will be converted in shares of Common Stock at a conversion price equal to the Alternate Conversion Price assuming an Alternate Conversion Date as of such applicable date of determination and (z) any such conversion shall not take into account any limitations on the conversion of the Exchanged Notes set forth in the Exchanged Notes), (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 22 be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of Exchanged Notes. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OCEAN POWER TECHNOLOGIES, INC.

By:
Name:	Robert Powers
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER

[Name of Holder]

By:
Name:
Title:

Address for notices (Holder):

EXHIBIT A

FORM OF ExchangeD Note